Exhibit 10.44

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “1933 ACT”)

US $200,000.00

NEWGENIVF GROUP LIMITED

10% CONVERTIBLE REDEEMABLE NOTE
DUE MARCH 30, 2027

FOR VALUE RECEIVED, NEWGENIVF GROUP LIMITED (the “Company”) promises to pay to the order of SILVERCREST HYBRID CAPITAL LLC and its authorized successors and Permitted Assigns, defined below, (the “Holder”), the aggregate principal face amount of Two Hundred Thousand Dollars exactly (U.S. $200,000.00) on March 30, 2027 (the “Maturity Date”) and to pay interest on the principal amount outstanding hereunder at the rate of 10% per annum commencing on March 30, 2026 (the “Issuance Date”). The interest will be paid to the Holder in whose name this 10% Convertible Redeemable Note (this “Note”) is registered on the records of the Company regarding registration and transfers of this Note. This Note shall contain a $20,000.00 original issue discount, such that the purchase price shall be $180,000.00. The principal of, and interest on, this Note are payable at 1325 Airmotive Way, Suite 202, Reno, NV 89502, initially, and if changed, last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay each interest payment and the outstanding principal due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The forwarding of such check or wire transfer shall constitute a payment of the outstanding principal hereunder and shall satisfy and discharge the liability for the principal on this Note to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein. Permitted Assigns means any “qualified person”, “permitted assigns” or “prospective transferee” acquiring all or a portion of this Note accompanied by an Opinion of Counsel, all in accordance with the terms provided in Sections 2(f) and 5(g) of the Securities Purchase Agreement by and between the Holder and the Company dated as of March 30, 2026 (the “Securities Purchase Agreement”).

This Note is subject to the following additional provisions:

1. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer, or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith and for the cost of any Opinion of Counsel as maybe required under Section 5(g) of the Securities Purchase Agreement. To the extent that Holder subsequently transfers, assigns, sells or exchanges any of the multiple lesser denomination notes, Holder acknowledges that it will provide the Company with an Opinion of Counsel as provided for in Sections 2(f) and 5(g) of the Securities Purchase Agreement (“Opinions of Counsel”).

2. The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

3. This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (“Act”), applicable state securities laws and Sections 2(f) and 5(f) of the Securities Purchase Agreement. Any attempted transfer to a non-qualifying party shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prequalified prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted (“Notice of Conversion”) in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date. All notices of conversion will be accompanied by an Opinion of Counsel of the Holder’s counsel, which the Company shall not reasonably reject.

4. (a) The Holder of this Note is entitled, at its option, at any time after the 6th monthly anniversary of this Note, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock (the “Common Stock”) at a price (“Conversion Price”) for each share of Common Stock equal to 75% of the lowest trading price of the Common Stock as reported on (i) the Nasdaq stock market or any other national securities exchange up on which the Common Stock is then listed, or (ii) if the Common Stock is not then listed on any national securities exchange, the OTC Markets or any other trading platform or quotation system on which the Common Stock is then traded or quoted (the “Exchange”) , for the ten prior trading days including the day upon which a Notice of Conversion is received by the Company (provided such Notice of Conversion is duly executed by the Holder and is delivered together with a duly executed Opinion of Counsel, by fax or other electronic method of communication to the Company after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). For purposes of the above calculations, a day shall not be considered a trading day if there was no trading volume for the Company’s Common Stock for that particular day. If the shares have not been delivered within 2 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 2 business days of receipt by the Company of the Notice of Conversion. Accrued, but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law or to conduct a reverse split at a ratio determined by the Company’s board of directors. The Company agrees to honor all conversions submitted pending this increase or such stock split, as applicable. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 65% instead of 75% while that “Chill” is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Holder to the Company).

(b) Interest on any unpaid principal balance of this Note shall be paid at the rate of 10% per annum. Interest shall be paid by the Company in Common Stock (“Interest Shares”). The Holder may, at any time, send in a Notice of Conversion to the Company for Interest Shares based on the formula provided in Section 4(a) above. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice.

(c) The Note may be prepaid or assigned with the following penalties/premiums:

PREPAY DATE	PREPAY AMOUNT
≤ 60 days	105% of principal plus accrued interest
60- 120 days	115% of principal plus accrued interest
120-150 days	120% of principal plus accrued interest
150-180 days	125% of principal plus accrued interest

Such redemption must be closed and funded within 3 days of giving notice of redemption, or the right to redeem shall be null and void. Any partial prepayments will be made in accordance with the formula set forth in the chart above with respect to principal, premium, and interest.

(d) Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization (excluding an increase in authorized capital) or other change or exchange of outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a “Sale Event”), then, in each case, the Company shall, upon request of the Holder, redeem this Note in cash for the prepayment price set forth in Section 4(c), above, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Note (together with the amount of accrued but unpaid interest) into shares of Common Stock immediately prior to such Sale Event at the Conversion Price. Notwithstanding the foregoing, the following transactions shall not constitute a “Sale Event” for purposes of this Section 4(d) and shall not trigger any redemption or conversion right of the Holder under this Section 4(d) (each, a “Permitted Transaction”): any merger, consolidation, reverse takeover, or business combination transaction approved by the Board of Directors of the Company in which the surviving or successor entity (1) assumes the Company’s obligations under this Note and the Securities Purchase Agreement pursuant to a written assumption agreement delivered to the Holder prior to or simultaneously with the closing of such transaction, and (2) has its shares of common stock or equivalent equity securities listed or quoted on a national securities exchange or recognized trading market following the closing of such transaction. For the avoidance of doubt, any Permitted Transaction shall not give rise to any right of the Holder to demand redemption, accelerate payment, adjust the Conversion Price, or exercise any other remedy under this Note solely by reason of the occurrence of such Permitted Transaction, provided that the successor or surviving entity has delivered the assumption agreement referred to above.

(e) In the event the Company is not able to pay the payment section forth in Section 4(d), above, then in case of any Sale Event (not to include a sale of all or substantially all of the Company’s assets) in connection with which this Note is not redeemed or converted, the Company shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter, by converting this Note, to purchase or convert this Note into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Note and at the same Conversion Price, as defined in this Note, immediately prior to such Sale Event. The foregoing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

5. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

6. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7. The Company agrees to pay all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

8. If one or more of the following described “Events of Default” shall occur:

(a) The Company shall default in the payment of principal or interest on this Note or any other note issued to the Holder by the Company; or

(b) Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note, or the Securities Purchase Agreement under which this note was issued shall be false or misleading in any material respect; or

(c) The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note; or

(d) The Company shall (1) become insolvent (which does not include a “going concern opinion”); (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business;

(5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

(e) A trustee, liquidator, or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(g) One or more money judgments, writs or warrants of attachment, or similar process, in excess of two hundred fifty thousand dollars ($250,000) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(h) The Company has defaulted on or breached any term of any purchase agreement, convertible note, or similar debt instrument entered into between the Company and the Holder and failed to cure such default within the appropriate grace period; or

(i) The Company shall have its Common Stock delisted from the Nasdaq Stock Market or any other national securities exchange on which the Common Stock is then listed, or trading in the Common Stock shall be suspended for more than 10 consecutive days or ceases to file its reports under the Securities Exchange Act of 1934, as amended, with the SEC;

(j) The Company shall not deliver to the Holder the Common Stock pursuant to paragraph 4 herein without a restrictive legend within 2 business days of its receipt of a Notice of Conversion which includes a duly executed Opinion of Counsel from a reputable lawyer or law firm expressing an opinion which supports the removal of a restrictive legend; or

(k) The Company shall not replenish the reserve set forth in Section 12, within 2 business days of the written request of the Holder.

(l) The Company shall be delinquent in its periodic report filings with the Securities and Exchange Commission (subject to applicable extensions); or

(m) The Common Stock shall cease to have a publicly displayed bid price on any trading platform or exchange on which it is then listed or quoted, for a period of five (5) or more consecutive trading days, other than as a result of a general market closure, exchange-wide trading halt, or suspension not specific to the Company’s securities; or ; or

(n) Terminate its existing transfer agent relationship without the prior written consent of the Holder; or

(l) Supplemental to 8(i), above, the Company shall have its stock delisted from the Nasdaq stock exchange.

Then, or at any time thereafter, unless cured within 10 business days, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder’s sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, interest shall accrue at a default interest rate of 18% per annum, and the Conversion Price shall be adjusted from 75% to 60% (the conversion price discount shall increase by 15%). In the event of a breach of Section 8(j), the penalty shall be $500 per day if the shares are not issued beginning on the 3rd day after the conversion notice was delivered to the Company. This penalty shall increase to $1,000 per day beginning on the 10th day. In the event of a breach of Section 8(h), the Holder may elect to utilize the same remedy available under the defaulted interest, and such remedy shall be incorporated by reference into the terms of this Note. Further, if a breach of Section 8(l) occurs or is continuing after the 6-month anniversary of the Note, then the Holder shall be entitled to use the lowest closing bid price during the delinquency period as a base price for the conversion. For example, if the lowest closing bid price during the delinquency period is $0.01 per share and the conversion discount is 50%, the Holder may elect to convert future conversions at $0.005 per share. In the event of a breach of Section 8(l) then the Conversion Price set forth in Section 4(a) shall be changed from a discount of 75% of the lowest trading price of the Common Stock as reported on (i) the Nasdaq stock market or any other national securities exchange on which the Common Stock is then listed, or (ii) if the Common Stock is not then listed on any national securities exchange, the OTC Markets or any other trading platform or quotation system on which the Common Stock is then traded or quoted (the “Exchange”), for the ten prior trading days to a discount of 65% of the lowest trading price of the Common Stock as reported on the (i) the Nasdaq Stock Market or any other national securities exchange on which the Common Stock is then listed, or (ii) if the Common Stock is not then listed on any national securities exchange, the OTC Markets or any other trading platform or quotation system on which the Common Stock is then traded or quoted (the “Exchange”), for the twenty prior trading days, and the prepayment penalty set forth in Section 4(c) shall be increased by 10%.

If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Company for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation, and prosecution of such action or proceeding.

9. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

10. Neither this Note nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the Company and the Holder.

11. The Company represents that it is not a “shell” issuer and has never been a “shell” issuer or that if it previously has been a “shell” issuer at least 12 months have passed since the Company has reported form 10 type information indicating it is no longer a “shell” issuer. Further, the Company will instruct its counsel to either (i) write a 144 opinion to allow for the salability of the conversion shares or

(ii) accept such opinion from Holder’s counsel.

12. The Company shall issue irrevocable transfer agent instructions reserving 567,376 shares of its Common Stock for conversions under this Note (the “Share Reserve”). Upon full conversion of this Note, any shares remaining in the Share Reserve shall be canceled. The Company should, at the Holder’s request, reserve four times the amount of shares required if the note would be fully converted. The Holder may reasonably request increases from time to time to reserve such amounts to maintain such four times coverage, and the Company will be responsible for all fees associated with the increase in the Share Reserve. The Company will instruct its transfer agent to provide the outstanding share information to the Holder in connection with its conversions, along with shareholder information statements and other shareholder reservations that exist. The Holder shall be entitled to deduct $1,500 per conversion to adequately cover all transfer agent costs and legal fees associated with issuing and delivering the shares to the Holder.

13. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal or interest on this Note.

14.    (a) Nasdaq Listing Condition. The provisions of this Section 14 shall only take effect, and shall only be operative, upon and following the date on which the Common Stock is delisted from the Nasdaq Stock Market and is no longer listed or admitted to trading on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (a “Delisting Event”). For so long as the Common Stock remains listed on the Nasdaq Stock Market or any other such national securities exchange, this Section 14 shall be of no force or effect.

(b) MFN Rights Following a Delisting Event. Following a Delisting Event, any issuance by the Company or any of its subsidiaries of a convertible promissory note or other convertible debt instrument with any term more favorable to the holder of such instrument or with a term (including without limitation any Conversion Price) in favor of the holder of such instrument that was not similarly provided to the Holder in this Note (other than a future financing with the Holder), then the Company shall notify the Holder of such additional or more favorable term and such term, at the Holder’s option, shall become a part of the Note with the Holder. The types of terms contained in such convertible debt instrument that may be more favorable to the holder of such instrument include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, original issue discounts.

(c) Excluded Issuances. Notwithstanding Section 14(b), the following issuances shall not trigger any MFN right of the Holder under this Section 14, whether before or after a Delisting Event: (i) any issuance of equity securities (including ordinary shares, preferred shares, or warrants) pursuant to a registered direct offering or any other offering registered under the Securities Act of 1933, as amended; (ii) any issuance of securities in connection with a merger, acquisition, reverse takeover, business combination, joint venture, or other strategic transaction approved by the Board of Directors of the Company (each, a “Permitted Issuance”); and (iii) any issuance of securities to employees, officers, directors, or consultants pursuant to a Board-approved equity incentive plan.

15. This Note shall be governed by and construed in accordance with the laws of Nevada applicable to contracts made and wholly to be performed within the State of Nevada and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Nevada or in the Federal courts sitting in the county or city of either Washoe County, Nevada or Clark County, Nevada. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

Dated: 30 March 2026

NEWGENIVF GROUP LIMITED

By:	/s/ Wing Fung Alfred Siu
Name:	Wing Fung Alfred Siu
Title:	CEO

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert *$___________of the above Note into ___________Shares of Common Stock of NEWGENIVF GROUP LIMITED (“Shares”) according to the conditions set forth in such Note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion: ______________________________________________________

Applicable Conversion Price: ____________________________________________

Signature: ______________________________________________________________

[Print Name of Holder and Title of Signer]

Address: _______________________________________________________________

________________________________________________________________

SSN or EIN: ___________________________

Shares are to be registered in the following name: ______________________________________________________

Name: _________________________________________________________________

Address: _______________________________________________________________

Tel: _____________________________________

Fax: _____________________________________

SSN or EIN: _______________________________

Shares are to be sent or delivered to the following account:

Account Name: __________________________________________________________

Address: _______________________________________________________________

* consist of $______in principal, $______in interest and $______in fees pursuant to section 12 of the Note